Reference is made to that certain Agreement made as of November 25, 1998 (hereinafter, the "Agreement"), between Arik Shavit, I.D. No.: 030352462, residing at Ra'annana, Israel ("Shavit") on the one hand, and TTR Technologies, Inc., a Delaware company with offices at 1841 Broadway, New York, New York ("TTR Inc.") and TTR Technologies Ltd., an Israeli company with offices at 2 HaNagar Street, Kfar Saba, Israel ("TTR Ltd." together with "TTR Inc." the "Companies") on the other hand.

         The Parties entered into the Agreement for the purpose of setting forth their agreements relating to the resignation by Mr. Shavit from the position held with the Companies. Under the terms of the Agreement, among other things, TTR Inc. is required to make certain payments to Mr. Shavit and to extend certain benefits thereto on the terms set forth therein. Additionally, pursuant to the terms of the Agreement, Shavit's stock options which would have otherwise vested under his original employment agreement through September 1999 continue to vest as provided in the Agreement (the "Options"). As of the date hereof, the unexercised portion of such Options number 40,273 stock Options (the "Unexercised Options")

         Shavit understands that the Company is in the process of filing with the Securities and Exchange Commission a registration statement relating to certain Company securities held by certain Company shareholders or the holders of certain rights in Company securities, (the "Registration Statement"). That Registration Statement is being filed pursuant to the terms of a Registration Rights Agreement, dated as May 13, 1999, between the Company and the Initial Investors named therein.

         In consideration of the (i) vesting of any Unexercised Option on the date on which the Registration Statement is declared effective (the "Effective Date") (but in any event not later than September 29, 1999) and (ii) inclusion of the common shares issuable upon the exercise of Shavit's Unexercised Options in the Registration Statement, by his signature below, Upon the Effective Date, Shavit hereby irrevocably waives in all respects, at any time prior to or from and after the date hereof, the Companies' compliance with the provisions of
Section 3(a) and (e) of the Agreement relating to the payment by the Companies of certain amounts to, and the extension of certain benefits for, Shavit, all as specified therein, and, irrevocably waives any and all rights and remedies with respect to the Companies' obligations under the above-specified provisions.

         EXCEPT as hereby waived or amended, each and every other provision in the Agreement shall continue in full force and effect.


Dated as of July 25, 1999
                                            TTR Technologies, Inc.


/s/ ARIK SHAVIT                             By:    /s/ MARC TOKAYER
----------------                                   -----------------------------
Arik Shavit                                 Title: President


                                            TTR Technologies Ltd.

                                            By:    /s/ MARC TOKAYER
                                                   -----------------------------
                                            Title: President